       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER __, 1998
                                                      REGISTRATION NO.__________


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------

                            LAM RESEARCH CORPORATION
             (Exact name of registrant as specified in its charter)

       DELAWARE                                           94-2634797
------------------------                       ---------------------------------
(STATE OF INCORPORATION)                       (IRS EMPLOYER IDENTIFICATION NO.)

                              4650 CUSHING PARKWAY
                            FREMONT, CALIFORNIA 94108
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                         -------------------------------

                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                         -------------------------------

                               RICHARD H. LOVGREN
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            LAM RESEARCH CORPORATION
                              4650 CUSHING PARKWAY
                            FREMONT, CALIFORNIA 94108
                                                           (510) 659-0200
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                         -------------------------------

                                   COPIES TO:

                              TWILA L. FOSTER, ESQ.
                         JACKSON TUFTS COLE & BLACK, LLP
                        650 CALIFORNIA STREET, SUITE 3200
                         SAN FRANCISCO, CALIFORNIA 94108


                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================

                                                  PROPOSED MAXIMUM         PROPOSED MAXIMUM
TITLE OF SECURITIES TO       AMOUNT TO BE        OFFERING PRICE PER    AGGREGATE OFFERING PRICE       AMOUNT OF
   BE REGISTERED(1)           REGISTERED                SHARE                                      REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Common    Stock,    par        3,000,000              $11.87(2)             $35,620,312.50             $9902.45
value $0.001 per share
-----------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the total registration fee. Calculation is based upon 85% (see explanation in the following sentence) of the average of the high and low prices of the Common Stock, as reported on the Nasdaq National Market on November 2, 1998, because the price at which the interests to be granted in the future may be exercised is not currently determinable. The purchase price of a share of Common Stock pursuant to the 1999 Employee Stock Purchase Plan, which plan is incorporated by reference herein and is attached as Exhibit 4.1, is equal to 85% of the fair market value of a share of Common Stock as of (i) the beginning of the offering period, (ii) any intervening interim offering date (if the employee becomes a participant as of that date), or (iii) the purchase date, whichever is lower. If there is no public trading of the Common Stock on a given date, the fair market value shall be determined by the Plan Administrator in its discretion.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, including all material incorporated by reference therein;

     2. The Company's Report on Form 8-K reporting events on June 24, 1998 as filed on July 10, 1998;

     3. The Company's Report on Form 8-K reporting events on July 28, 1998 as filed on August 14, 1998;

     4. The Company's Current Report on Form 8-K reporting events on September 14, 1998, as filed on September 16, 1998;

     5. The Company's Registration Statement on Form 8-A, which became effective May 4, 1984, registering the Company's Common Stock under
          Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

     6. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Attorneys at the firm of Jackson Tufts Cole & Black, LLP which furnished the opinion as to the legality of the securities to be offered, are stockholders of the Company owning an aggregate of 1700 shares.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor...[by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper."

     The Company's Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Company shall be personably liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.

     The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation. Additionally, the Company shall similarly indemnify the Plan Administrator as provided under the terms of the Plan. The Company has entered into indemnification agreements with its directors and certain of its officers. The Company has also obtained on behalf of its officers and directors insurance against losses arising from any claim asserted against or incurred by such individual in any such capacity, subject to certain exclusions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable

ITEM 8. EXHIBITS.

     Exhibit No. 4.1        1999 Employee Stock Purchase Plan.

     Exhibit No. 5.1        Opinion of Jackson, Tufts, Cole & Black, LLP, as to
                            the legality of securities being registered.

     Exhibit No. 23.1       Consent of Ernst & Young LLP, Independent Auditors.

     Exhibit No. 23.2       PriceWaterhouseCoopers, LLP, Independent Auditors.

     Exhibit No. 23.3       Consent of Counsel (contained in Exhibit 5.1 above).

     Exhibit No. 24.1       Power of Attorney (see page 8).

ITEM 9  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrar of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on November 5, 1998.

                                       LAM RESEARCH CORPORATION



                                       By: /s/ Richard H. Lovgren
                                           -------------------------------------
                                           Richard H. Lovgren
                                           Vice President, General Counsel
                                           and Secretary

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard H. Lovgren and James W. Bagley his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, alone or together, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated:


               Signature                                       Title                              Date
               ---------                                       -----                              ----
/s/ James W. Bagley                          Chief Executive Officer and
---------------------------------------      Chairman of the Board                          November 5, 1998
James W. Bagley                              (Principal Executive Officer)

                                             Vice President, Finance and Chief
/s/ Mercedes Johnson                         Financial Officer                              November 5, 1998
---------------------------------------
Mercedes Johnson                             (Principal Financial and Accounting
                                             Officer)

/s/ Roger D. Emerick                         Director                                       November 5, 1998
---------------------------------------
Roger D. Emerick


/s/ David G. Arscott                         Director                                       November 5, 1998
---------------------------------------
David G. Arscott


/s/ Richard J. Elkus, Jr.                    Director                                       November 5, 1998
---------------------------------------
Richard J. Elkus, Jr.


/s/ Jack R. Harris                           Director                                       November 5, 1998
---------------------------------------
Jack R. Harris


/s/ Grant M. Inman                           Director                                       November 5, 1998
---------------------------------------
Grant M. Inman


/s/ Kenneth M. Thompson                      Director                                       November 5, 1998
---------------------------------------
Kenneth M. Thompson

                                INDEX OF EXHIBITS

                                                                                            Sequentially
   Exhibit No.                                                                              Numbered Page
   -----------                                                                              -------------
        4.1        1999 Employee Stock Purchase Plan

        5.1        Opinion of Jackson Tufts Cole & Black, LLP

       23.1        Consent of Ernst & Young LLP, Independent Auditors

       23.2        Consent of PriceWaterhouseCoopers, LLP, Independent Auditors

       23.3        Consent of Counsel (contained in Exhibit 5.1 above).

       24.1        Power of Attorney (see page 8)